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                   U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.




                                   FORM 8-K




                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                               February 20, 1997
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)




                               MUSIC TONES LTD.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter




        Colorado                  0-28154                84-1337504
---------------------------    ---------------  ---------------------------
State or Other Jurisdiction    Commission File  IRS Employer Identification
     of Incorporation              Number                   Number




               12146 East Amherst Circle, Aurora, Colorado 80014
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code



                                (303) 695-9554
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code
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ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS.

     On February 20, 1997, Music Tones Ltd. (the "Company") and Simplex Medical Systems, Inc. ("Simplex") signed a Letter of Intent whereby the Company will acquire all of the outstanding shares of USC in exchange for restricted shares of the Company's common stock.

     If this transaction is consummated, the Company will issue 3,453,000 restricted shares of its common stock in an amount which will represent approximately 47.9% of its outstanding common stock in exchange for all of the issued and outstanding shares of USC. The Company will also cancel 32,250,000 of its currently outstanding common stock just prior to the closing.

     Simplex Medical Systems, Inc., a developmental stage company, is engaged in the development, acquisition, marketing and manufacturing of medical diagnostic products, saliva diagnostic products, biologic products for blood banking, bulk pharmaceuticals, specialty chemicals and agricultural chemicals.

     Simplex has applied for patents to acquire rights to certain technologies and inventions for non-invasive diagnostic products, specifically devices for detection of human immunodeficiency virus (HIV), hepatitis B and other diseases. Simplex believes that the non-invasive collection and analysis of biological fluids, specifically, the device for collection of saliva is expected to replace many test regimes for diagnostic products that are presently in use.

     The closing of this transaction is subject to the execution of a definitive agreement which will contain various representations and warranties of each party and which will be subject to the approval of the directors of each company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits.

          Exhibit 10 Letter of Intent dated February 20, 1997 between Music Tones Ltd. and Simplex Medical Systems



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   MUSIC TONES LTD.



Dated: February 20, 1997           By /s/ Daniel C. Steinberg
                                      Daniel C. Steinberg, President









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